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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-49758, 33-85744, 333-07541, 333-85131, 333-65812 and 333-84356 on Form S-8
and Nos. 333-69999 and 333-53484 on Form S-3 of Abaxis, Inc. of our reports dated April 25, 2002 (May 8, 2002 as to the ninth paragraph of Note 7), appearing in this Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2002.



/s/ DELOITTE & TOUCHE LLP
San Jose, California
June 28, 2002